As filed with the Securities and Exchange Commission on May 29, 2009
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	36-4277050 (I.R.S. Employer
incorporation or organization)	Identification No.)

1900 West Field Court
Lake Forest, IL	60045
(Address of Principal Executive Offices)	(Zip Code)
Packaging Corporation of America Thrift Plan for Hourly Employees
Packaging Corporation of America Retirement Savings Plan for Salaried Employees
Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan
(Full title of the plan)
Richard B. West
Chief Financial Officer
Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James S. Rowe, Esq.
Elisabeth M. Martin, Esq.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of securities to be	Amount to be		offering price per	aggregate offering	Amount of
registered	registered (1) (2)		share (3)	price (3)	Registration Fee
Common Stock, $0.01 par value per share	600,000	shares(4)	$15.39	$9,234,000	$515.26
Common Stock, $0.01 par value per share	1,400,000	shares(5)	$15.39	$21,546,000	$1,202.27
Common Stock, $0.01 par value per share	2,000,000	shares(6)	$15.39	$30,780,000	$1,717.52
Total	4,000,000	shares		$61,560,000	$3,435.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plans to reflect stock splits, stock dividends, mergers and other capital changes.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests in the Packaging Corporation of America Thrift Plan for Hourly Employees and the Packaging Corporation of America Retirement Savings Plan for Salaried Employees to be offered or sold pursuant to the terms described therein.

(3)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on May 26, 2009.

(4)	Represents shares of Common Stock to be acquired under the Packaging Corporation of America Thrift Plan for Hourly Employees.

(5)	Represents shares of Common Stock to be acquired under the Packaging Corporation of America Retirement Savings Plan for Salaried Employees.

(6)	Represents shares of Common Stock authorized for issuance under the Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan.

EXPLANATORY NOTE
     We are filing this Registration Statement to register (i) an additional 600,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), that may be acquired by Company employees under the Packaging Corporation of America Thrift Plan for Hourly Employees (the “Thrift Plan”), (ii) an additional 1,400,000 shares of our Common Stock that may be acquired by Company employees under the Packaging Corporation of America Retirement Savings Plan for Salaried Employees (the “Savings Plan”) and (iii) an additional 2,000,000 shares of our Common Stock for issuance under the Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Equity Plan”).
     The increase in the number of shares authorized for issuance under the Equity Plan, as well as certain other amendments to the Equity Plan that are described in our Definitive Proxy Statement for our 2009 annual meeting of stockholders, were approved by our stockholders at our 2009 annual meeting held on May 27, 2009. The full text of the Equity Plan, as amended by that stockholder approval, will be sent to employees pursuant to Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and is available on the Commission’s website as an exhibit to our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2009. The full text of the Thrift Plan and the Savings Plan is available on the Commission’s website as an exhibit to our Registration Statement on Form S-8 (Reg. No. 333-33176), filed with the Commission on March 23, 2000 (the “Original Registration Statement”).
     We previously filed the Original Registration Statement on March 23, 2000 covering (i) 5,800,000 shares of our Common Stock under the Thrift Plan and the Savings Plan and (ii) 4,400,000 shares of our Common Stock authorized for issuance under the original version of the Equity Plan. In addition, on June 29, 2005, we filed an additional Registration Statement on Form S-8 (Reg. No. 333-126215) to register an additional 2,150,000 shares of our Common Stock pursuant to an amendment and restatement of the Equity Plan that increased the number of shares authorized for issuance under the Equity Plan, as approved by our stockholders at our 2005 annual meeting of stockholders. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the Original Registration Statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Packaging Corporation of America (the “Company”) with the Commission are incorporated in this Registration Statement by reference:
     (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 27, 2009, the Thrift Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007 and the Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007;
     (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;
     (c) the Company’s Current Reports on Form 8-K filed on February 26, 2009 (other than the portion that was furnished under Item 7.01 thereof and Exhibit 99.1 thereto) and April 16, 2009; and
     (d) the description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on September 13, 1999 (Registration No. 333-86963), including exhibits, as amended, and as may be further amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 15, 1999 (Registration No. 001-15399).
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Kent A. Pflederer, Vice President, General Counsel and Corporate Secretary of the Company. Mr. Pflederer is the beneficial owner of 6,195 shares of the Company’s Common Stock and has options to purchase 1,250 additional shares of Common Stock of the Company, of which 834 are exercisable within 60 days of the date of this Registration Statement. Mr. Pflederer is eligible to participate in the Savings Plan and the Equity Plan.
Item 8. Exhibits.
     See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.
Item 9. Undertakings.
          (a) The undersigned registrant hereby undertakes:

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          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 29, 2009.

PACKAGING CORPORATION OF AMERICA

By: Name:	/s/ Richard B. West Richard B. West
Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul T. Stecko and Richard B. West, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 29, 2009.

Signature	Title

/s/ Paul T. Stecko Paul T. Stecko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Richard B. West Richard B. West	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Cheryl K. Beebe	Director

Cheryl K. Beebe

/s/ Henry F. Frigon	Director

Henry F. Frigon

/s/ Hasan Jameel	Director

Hasan Jameel

/s/ Samuel M. Mencoff	Director

Samuel M. Mencoff

Signature	Title

/s/ Roger B. Porter	Director

Roger B. Porter

/s/ James D. Woodrum	Director

James D. Woodrum
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 29, 2009.

PACKAGING CORPORATION OF AMERICA THRIFT PLAN FOR HOURLY EMPLOYEES

By:	/s/ Scott Selbe
Name:	Scott Selbe
Title:	Plan Administrator

PACKAGING CORPORATION OF AMERICA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

By:	/s/ Scott Selbe
Name:	Scott Selbe
Title:	Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-15399), filed on April 21, 2009).

5.1	Opinion of Kent A. Pflederer, Esq. (filed herewith).

5.2	Undertaking of the Company (incorporated herein by reference to Exhibit 5.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-33176), filed on March 23, 2000).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Kent A. Pflederer, Esq. (included in Exhibit 5.1).

24	Power of Attorney (set forth on the signature page of this Registration Statement).